                                                                                                                    Exhibit 10.18

PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement (the “Agreement”) is entered into as of , by and among Mark Williams (Consultant), having a principal place of business at 18931 Fernbrook Court, Saratoga, CA 95070 and CS Financing Corporation (Customer), having a principal place of business at 21 Tamal Vista Blvd., Suite 230,Corte Madera, California 94925

RECITALS

A.	Consultant is in the business of providing business-consulting services for its customers.

B.           Customer is in need of the Consultant’s services.

C.	Customer desires Consultant to perform services under the terms and conditions more fully set forth below.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1.           PROFESSIONAL SERVICES.  Consultant shall perform the Services described in any Project Assignment attached hereto (Exhibit A) in a workmanlike manner according to the schedule of work set forth therein.  A copy of the form of Project Assignment is attached hereto as Exhibit A and incorporated herein by reference ("Project Assignment").  Consultant and Customer acknowledge that the terms of this Agreement will apply to all services performed by Consultant for Customer even if a Project Assignment form has not been completed for a special assignment.

2.           PAYMENT FOR SERVICES.  Customer shall pay Consultant the fee set forth in the Project Assignment for the performance of the Services. Consultant shall submit monthly invoices to Customer for the Services rendered. Customer shall pay Consultant within 15 days of invoice date.  At the time that Customer’s business expands and there is an additional need for Consultant, Consultant shall submit monthly invoices to Customer for services rendered.  Customer shall pay within 15 days of invoice date.

3.           RELATIONSHIP OF PARTIES.  Consultant is an independent contractor and is not an agent or employee of Customer, and has no authority whatsoever to bind Customer by contract or otherwise. Consultant shall perform the Services under the general direction of Customer and shall devote its best efforts to the performance of the Services to the reasonable satisfaction of Customer.  Notwithstanding, Consultant shall determine, in Consultant’s sole discretion, the manner and means by which the Services are accomplished, subject to the express condition that Consultant shall at all times comply with applicable law.

4. TRAVELS AND EXPENSE.  Customer shall reimburse Consultant for all ordinary, necessary, and reasonable travel expenses incurred by Consultant while performing services on behalf of Customer.

5.           FACILITIES.  Customer shall provide reasonable computer machine time, materials and any other services, which may be necessary to Consultant in connection with the performance of the Services.

6.           TAXES AND BENEFITS.  Consultant acknowledges and agrees that it shall be the obligation of Consultant to report as income all compensation received by Consultant pursuant to this Agreement. Consultant has the obligation to pay the personnel performing services for the Customer, provide workers compensation insurance and withhold the appropriate taxes and other payments from the compensation paid to Consultant’s personnel.  Consultant shall indemnify Customer and hold it harmless to the extent of any obligation imposed on Customer to pay any taxes or insurance, including without limitation, withholding taxes, social security, unemployment, or disability insurance, including interest and penalties thereon, in connection with any payments made to Consultant by Customer pursuant to this Agreement.

7.           CONFIDENTIALITY.  Consultant and Customer and their respective agents, directors, officers and employees shall hold the other party’s Confidential Information in strict confidence and not use on their own behalf or disclose such Confidential Information to any third parties.  Consultant and Customer and their respective agents, directors, officers and employees shall deliver promptly all Confidential Information of the other party in their possession upon the request of the other party.  For purposes hereof, "Confidential Information" includes all confidential and proprietary information disclosed by either party including but not limited to software source code, technical and business information relating to a party's current and proposed products and services, research and development, production, manufacturing and engineering processes, costs, profit or margin information, finances, customers, prospects, potential customers, suppliers, marketing and production, personnel future business plans and any information marked confidential by either party.  "Confidential Information" also includes proprietary or confidential information of any third party who may disclose such information to Consultant or Customer.  These obligations shall not apply to Confidential Information which is already known to either party or its agents at the time it is disclosed, or which before being divulged either (a) has become publicly known through no wrongful act of either party; (b) has been rightfully received from a third party without restriction on disclosure and without breach of this Agreement; (c) has been independently developed by the either party or its agents; (d) has been approved for release by written authorization of either party; (e) has been disclosed pursuant to a requirement of a governmental agency or of law.

8.           WARRANTY. Consultant does not warrant the services will be error-free. If a particular deliverable is found to be defective as a result of the work performed by Consultant, Consultant’s sole obligation, at its option, under this warranty is to repair the defect or develop a work around solution. NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING ANYTHING TO THE CONTRARY, CONSULTANT SHALL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

9. TERMS AND TERMINATION.  This Agreement shall commence on the date first written above and shall continue until terminated as follows:

(a)           Either party may terminate the Agreement in the event of a breach by the other party of any of its obligations contained herein if such breach continues uncured for a period of ten (10) days after written notice of such breach to the other party;

(b)           Either party may terminate this Agreement upon written notice to the other party if either party is adjudicated bankrupt, files a voluntary petition of bankruptcy, makes a general assignment for the benefit of creditors, is unable to meet its obligations in the normal course of business as they fall due or if a receiver is appointed on account of insolvency;

(c)           Either party may terminate this Agreement for its convenience upon fifteen (15) days written notice to the other or if there is no outstanding Project Assignment.

Upon the termination of this Agreement for any reason, each party shall be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that any termination shall not relieve Consultant or Customer of their obligations under Paragraph 6 ("Taxes and Benefits"), Paragraph 7 ("Confidentiality"), Paragraph 8 ("Right to Hire") and Paragraph 14 ("General"), nor shall any such termination relieve Consultant or Customer from any liability arising from any breach of this Agreement.

10.           BINDING ARBITRATION.  In the event a dispute of any kind or nature arises under this Agreement, any documents executed in connection with this Agreement, or any matters related to this Agreement, the parties shall, within ninety (90) days of the receipt by the other party of a demand for arbitration, submit the dispute to binding arbitration, through the San Francisco office of the American Arbitration Association, under the Commercial Arbitration Rules of the American Arbitration Association.  In the event the parties are unable to agree upon an arbitrator, the arbitrator shall be appointed in accordance with the rules and procedures of the American Arbitration Association.  The fees for the arbitration proceedings shall be forwarded by the party demanding arbitration.  However, the arbitration fee shall be paid or reimbursed by the non-prevailing party, as determined by the arbitrator, who shall also award appropriate attorney's fees and costs to the prevailing party.

11.           INDEMNIFICATION.  Customer shall defend, indemnify and hold Consultant harmless from any and all damages, liabilities, costs and expenses (including, but not limited to reasonable attorneys' fees) incurred by Consultant as a result of (i) any breach of this Agreement by Customer; or (ii) Customer’s violation of any governmental laws, rules, orders or regulations. Consultant shall provide Customer with written notice of the claim and permit Customer to control the defense, settlement, adjustment or compromise of any such claim.  Consultant may employ counsel at its own expense to assist it with respect to any such claim; provided, however, that if such counsel is necessary because of a conflict of interest of either Customer or its counsel or because Customer does not assume control, Customer will bear the expense of such counsel.

In connection with this indemnification, the Customer agrees to insure Consultant under the Directors and Officers insurance policy obtained by the Customer at the Customer’s expense.

12.           GENERAL

(a)        Assignment.  The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, executors and administrators, as the case may be.

(b)       Attorney's Fees.  If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

(c)      Governing Law; Jurisdiction and Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.  The parties agree that the United Nations Conventions on Contracts for the International Sale of Goods is specifically excluded in its entirety from application to this Agreement.  Except as set forth in paragraph 12, the sole and exclusive jurisdiction for any dispute or legal brought in connection with this agreement shall be the Superior Court of Santa Clara County or the Federal District Court Northern District of California.  If any provision of this Agreement is for any reason found by a court of competent jurisdiction to be unenforceable, the remainder of this Agreement shall continue in full force and effect.

(d)           Counterpart.   This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall be one and the same instrument. A facsimile copy shall serve as an original.

(e)           Complete Understanding Modification.  This Agreement constitutes the full and complete understanding and Agreement of the parties hereto and supersedes all prior understandings and agreements.  Any waiver, modification or amendment of any provision of this Agreement shall be effective only in writing and signed by the parties thereto.

(f)           Waiver.  The failure of either party to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time be deemed a waiver or relinquishment of that right or power for all or any other time.

(g)           Incorporation by Reference.   Any exhibits referred to within this Agreement shall be considered as incorporated into, and part of, this Agreement.

(h)	Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified above or at such other address as the party shall specify in writing and shall be by personal delivery, facsimile transmission or certified or registered mail.  Such notice shall be deemed given upon personal delivery to the appropriate address or upon receipt of electronic transmission or, if sent by certified or registered mail, three days after the date of the mailing.

IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date and year first above written.

CONSULTANT:	CUSTOMER:

Mark Williams, CPA	CS Financing Corporation

__/s/ Mark Williams_______	__/s/ Timothy Redpath________
__Timothy Redpath, President_____